UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 22, 2011

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its chapter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                      (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 22, 2011, the Registrant issued a press release announcing that it had received all required regulatory approvals for the conversion of its wholly owned subsidiary, MutualBank, from a federal savings bank to an Indiana commercial bank.  The Indiana Department of Financial Institutions issued its approval of the conversion of MutualBank on December 15, 2011, based on its review of the application and the joint examination of MutualBank it conducted with the Federal Deposit Insurance Corporation, which will be the Bank’s primary federal regulator after the conversion is effective.  The Office of the Comptroller accepted the Bank’s notice of the charter conversion.  In addition, the Federal Reserve Bank of Chicago has approved the Registrant’s application to become a bank holding company upon the effectiveness of the conversion of MutualBank to a commercial bank.  The Registrant anticipates that this conversion will be effective January 1, 2012.  A copy of the press release is attached as Exhibit 99 to this Current Report on form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Other Exhibits

(d)	Exhibits

99           Press Release dated December 22, 2011.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date: December 22, 2011	By:	/s/ David W. Heeter
David W. Heeter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release dated December 22, 2011